EXHIBIT 99.1

Press Release

Innovative Companies, Inc. Reports Third Quarter Earnings

Largo, FL – February 11, 2004 – Innovative Companies, Inc. (NASDAQ:GORX) today announced results for the third fiscal quarter ended December 31, 2003 of approximately $5.9 million in consolidated net sales revenues as compared to approximately $3.3 million in net sales revenue for the corresponding three-month period in 2002. For the nine months ended December 31, 2003, consolidated net revenues were $16.1 million as compared to $10.9 million for the corresponding nine-month period in 2002. Fiscal quarter ended December 31, 2003 operations resulted in net income available to common shareholders of approximately $461,000, or $0.06 per share (basic), as compared to net income of approximately $257,000 or $0.04 per share (basic) for the corresponding three-month period in 2002. For the nine months ended December 31, 2003 operations resulted in net income available to common shareholders of approximately $1.1 million, or $0.15 per share (basic), as compared to net income of approximately $908,000 or $0.13 per share (basic) for the corresponding nine-month period in 2002.

“With three fiscal quarters now completed and reported, we have exceeded last fiscal year’s performance for revenues as well as earnings. The quarter ended September 30, 2003 “record” revenues and earnings stemmed from CarbSlim’s initial pipeline fill into our local, mass and national distribution channels. Currently, CarbSlim continues to gain new mass and national distribution outlets with plans to continue adding more SKUs each quarter,” stated the Company’s Vice President and Chief Financial Officer, Carol Dore-Falcone.

The Company’s CEO, Mihir Taneja and CFO, Carol Dore-Falcone, will be hosting its third fiscal quarter conference call today at 4:15 pm (EST) by dialing 1-800-901-5241, passcode 95017784. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com). Individual investors can listen to the call through CCBN’s individual investor center at (www.fulldisclosure.com).

Innovative Companies, Inc. manufactures, packages, repackages and distributes a wide array of health-related products. Innovative Companies, Inc. is comprised of the contract manufacturing entity, Innovative Health Products and its two wholly owned subsidiaries, Belcher Pharmaceuticals and Breakthrough Engineered Nutrition. Innovative Health Products custom manufactures high quality nutraceuticals, dietary supplements and vitamin supplements. Belcher Pharmaceuticals is an FDA registered plant that manufactures over-the-counter drugs and repackages generic RX drugs. Breakthrough Engineered Nutrition markets and distributes its own proprietary line of branded convenience foods for the low carb and low glycemic lifestyles. Breakthrough’s brands, Lean Protein and CarbSlim are distributed nationwide and are found in both mass retail and specialty outlets. For more about Innovative Companies, Inc. go to our websites at www.onlineihp.com, www.leanprotein.com and www.carbslim.com.

This press release contains certain forward-looking statements, including those regarding the company and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company’s management as of the date hereof, and actual results may vary based upon future events, both within and without management’s control. Historical financial results of operations are condensed and should not be considered a complete disclosure of the Company’s results. Financial results are prepared in accordance with U.S. generally accepted accounting principles

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended December 31,		Nine months ended December 31,
	2002	2003	2002	2003
Total Revenues	$3,280,372	$5,920,586	$10,970,461	$16,124,990
Cost of Sales	2,476,633	4,224,244	7,920,539	11,643,161

Gross Profit	$803,739	$1,696,342	$3,049,922	$4,481,829
SG& A	885,832	1,136,025	2,597,275	3,244,246
Total Other Income (Expense), net	218,247	(16,851)	401,181	20,653
Income Tax Benefit (Expense)	147,900	(69,204)	147,900	(69,204)
Preferred Dividends	26,848	13,500	93,961	65,640
Net Income Available to Common Shareholders	$257,206	$460,762	$907,767	$1,123,392
Basic Earnings per Share	$0.04	$0.06	$0.13	$0.15
Basic Weighted Average Number of Common Shares Outstanding	7,025,000	7,654,922	7,025,000	7,599,199
Diluted Earnings per Share	$0.04	$0.05	$0.13	$0.12
Diluted Weighted Average Number of Common Shares Outstanding	7,025,000	9,181,786	7,025,000	9,126,063

SAFE HARBOR PROVISIONS

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Innovative Companies, Inc. (the “Company”), as well as those contained herein, that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and are based on assumptions made by management. Forward looking statements include without limitation statements regarding: (a) the Company’s growth and business expansion, including future acquisitions; (b) the Company’s financing plans; (c) trends affecting the Company’s financial condition or results of operations; (d) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (e) the declaration and payment of dividends; and (f) the Company’s ability to respond to changes in customer demand and regulations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and nutraceutical industry; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost and expenses, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes in technology or customer requirements, which could render the Company’s technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales and (vi) its customers’ willingness to accept its Internet platform in the future. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings “Business,” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in this Form 10-KSB as of and for the year ended March 31, 2003 which was filed on June 30, 2003. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this advertisement are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, governmental approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission

Contact:

Innovative Companies, Inc.

Carol Dore-Falcone (727) 544-8866 Ext. 244

Fax: (727) 544-4386

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